Exhibit 32.2

CHIMERA INVESTMENT CORPORATION
ONE ROCKEFELLER PLAZA 32ND FLOOR
NEW YORK, NEW YORK 10020

CERTIFICATION
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of Chimera Investment Corporation (the “Company”) for the period ended September 30, 2026 to be filed with Securities and Exchange Commission on or about the date hereof (the “Report”), I, Subramaniam Viswanathan, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates of, and for the periods covered by, the Report.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934.

/s/ Subramaniam Viswanathan
Subramaniam Viswanathan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer of the registrant)
Date: November 5, 2026